AMENDMENT TO CUSTODIAN SERVICES AGREEMENT

     This Amendment, dated the 12th day of May, 1999, is entered into between THE AMERICAN SKANDIA TRUST, a Massachusetts business trust (the "Fund") and PFPC TRUST COMPANY, (successor to PNC Bank, N.A.) ("PFPC Trust").

     WHEREAS, the Fund and PFPC Trust have entered into a Custodian Services Agreement dated as of May 1, 1992 as the same may be amended from time to time (the "Agreement"), pursuant to which the Fund appointed PFPC Trust to act as custodian for its investment portfolios; and

     WHEREAS, the Fund and PFPC Trust now wish to amend the Agreement as it relates to Written Instructions; and

     WHEREAS, the Fund's Board of Trustees has approved or will ratify this Amendment;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. From and after the date hereof, the following term as used in the Agreement shall be amended and restated in its entirety as follows:

                  "Written Instructions". The term "Written Instructions" shall mean (i) written instructions signed by two Authorized Persons and received by PFPC Trust or (ii) trade instructions transmitted by means of an electronic transaction reporting system access to which requires the use of a password or other authorized identifier. The instructions may be delivered electronically or by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified, confirmed and approved in all respects as amended and supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                             AMERICAN SKANDIA TRUST


                             By:____________________________
                                Title:

                               PFPC TRUST COMPANY



                             By:____________________________
                                 Title: